UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of
1934

November 20, 1997
(Date of Report)

Commission file number  0-19978

ALASKA AIRLINES, INC.
(Exact name of registrant as specified in its charter)

           Alaska	92-0009235
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

19300 Pacific Highway South, Seattle, Washington 98188
(Address of principal executive offices)
(206) 431-7079
(Registrant's telephone number)


ITEM 2.  ACQUISITION OF ASSETS

On November 10, 1997, Alaska Air Group, Inc.'s wholly owned subsidiary, Alaska Airlines, Inc. (Alaska), announced orders for two Boeing 737-400 aircraft to be delivered in 1998; three B737-700s to be delivered in 1999; and ten B737-900s to be delivered in 2001 and 2002. The value of the orders is approximately $510 million. Alaska expects to finance the aircraft with either leases, long-term debt or internally generated cash.

Alaska has also secured options for ten other 737s.

Signature
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         ALASKA AIRLINES, INC.
Registrant

Date:  November 20, 1997


/s/ Harry G. Lehr
Harry G. Lehr
Senior Vice President/Finance
(Principal Financial Officer)